EXHIBIT 23(a)
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                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
of Integrity Certificate Company:

We consent to the use of our report included in the Form S-1 Registration Statement, as amended, of Integrity Certificate Company (File No. 333-[__________________]) and to the reference to our firm under the heading "Experts" in the prospectus.


BRADY, MARTZ & ASSOCIATES, P.C.

/s/BRADY, MARTZ & ASSOCIATES, P.C.

Minot, North Dakota
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